UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ART’S-WAY MANUFACTURING CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ART’S-WAY MANUFACTURING CO., INC.
5556 Highway 9
Armstrong, Iowa, 50514-0288
Ph: (712) 864-3131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, APRIL 24, 2008

To our Stockholders:

The 2008 Annual Meeting of the Stockholders (the "2008 Annual Meeting") of Art’s-Way Manufacturing Co., Inc. (the "Company") will be held on Thursday, April 24, 2008, at the AmericInn Lodge & Suites, 130 S. Main St., Prairie du Chien, Wisconsin, 53821. Registration for the 2008 Annual Meeting will begin at 9:45 a.m. Central Daylight Savings Time (“CDST”). The 2008 Annual Meeting will commence at approximately 10:00 a.m. CDST. The purposes of the 2008 Annual Meeting are to:

(1)	Elect seven directors to our Board of Directors to serve until the next annual meeting of stockholders or until such time as their successor are elected and qualified;
(2)	To consider and vote upon a proposal to approve the 2007 Non-Employee Directors’ Stock Option Plan;
(3)	To consider and vote upon a proposal to ratify the appointment of Eide Bailly LLP as independent public accountants of the Company for the 2008 fiscal year; and
(4)	Transact such other business as may properly come before the 2008 Annual Meeting or any adjournments thereof.

Any action may be taken on any one of the foregoing proposals at the 2008 Annual Meeting on the date specified above, or on any date or dates to which the 2008 Annual Meeting may be adjourned. The Board of Directors is not aware of any other business to come before the 2008 Annual Meeting. The foregoing proposals are described more fully in the enclosed Proxy Statement. If you have any questions regarding the information contained in the Proxy Statement or regarding the completion of the enclosed proxy card, please call the Company at (712) 864-3131.

Only stockholders that were listed on the Company's records at the close of business on Monday, March 24, 2008, the record date set by the Board of Directors for the meeting, are entitled to notice of the 2008 Annual Meeting and to vote at the 2008 Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

All stockholders of record are cordially invited to attend the 2008 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly complete, sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the 2008 Annual Meeting. The proxy is revocable and will not be used if you attend and vote at the 2008 Annual Meeting in person or otherwise provide notice of your revocation. Please mail your executed proxy card to the Company’s stock transfer agent in the enclosed envelope.

By order of the Board of Directors,

J. Ward McConnell, Jr.
Executive Chairman of the Board and Director
Armstrong, Iowa
March 28, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

ART’S-WAY MANUFACTURING CO., INC.
5556 Highway 9
Armstrong, Iowa, 50514-0288
Ph: (712) 864-3131

Proxy Statement
2008 Annual Meeting of Stockholders
Thursday, April 24, 2008
10:00 a.m. CDST

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art’s-Way Manufacturing Co., Inc., a Delaware corporation (the “Company” or “Art’s-Way”), for use at the 2008 Annual Meeting of stockholders of the Company to be held on Thursday, April 24, 2008 (the “2008 Annual Meeting”), and at any adjournment thereof. The 2008 Annual Meeting will be held at the AmericInn Lodge & Suites, 130 S. Main St., Prairie du Chien, Wisconsin, 53821. Registration for the 2008 Annual Meeting will begin at approximately 9:45 a.m. Central Daylight Savings Time (CDST). The 2008 Annual Meeting will commence at approximately 10:00 a.m. CDST. This solicitation is being made by mail, however, the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from stockholders in person or by telephone, facsimile or letter. The Company has retained American Stock Transfer and Trust Company of New York City, New York, to assist in the solicitation of proxies at a cost of approximately $1,800. Distribution of this Proxy Statement and the proxy card via U.S. Mail is scheduled to begin on or about March 28, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:
The Company is soliciting your proxy vote at the 2008 Annual Meeting because you owned of record one or more shares of common stock of the Company at the close of business on Monday, March 24, 2008, the record date for the meeting, and are therefore entitled to vote at the 2008 Annual Meeting.

Q:	What is a proxy?

A:
A proxy is your legal designation of another person or persons (the “proxy” or “proxies”, respectively) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving J. Ward McConnell, Jr. and David R. Castle, the proxies, the authority to vote your shares of common stock at the 2008 Annual Meeting in the manner you indicate on your proxy card.

Q:	When and where is the 2008 Annual Meeting?

A:
The 2008 Annual Meeting will be held on Thursday, April 24, 2008 at the AmericInn Lodge & Suites, 130 S. Main St., Prairie du Chien, Wisconsin, 53821. Registration for the meeting will begin at approximately 9:45 a.m. CDST. The 2008 Annual Meeting will commence at approximately 10:00 a.m. CDST.

Q:	What am I voting on?

A:	You are voting on the following matters:

•	Proposal 1 — The election of seven (7) directors;
•	Proposal 2— The approval of the 2007 Non-Employee Directors’ Stock Option Plan; and
•	Proposal 3— The ratification of the appointment of Eide Bailly LLP as the Company’s independent public accountants for the 2008 fiscal year.

Q: What does the Board recommend?

A:	The Board recommends a vote:

•	FOR the election of its seven director nominees (see Proposal 1);
•	FOR the approval of the 2007 Non-Employee Directors’ Stock Option Plan (see Proposal 2); and
•	FOR the ratification of the appointment of Eide Bailly LLP as the Company’s independent public accountants for the 2008 fiscal year (see Proposal 3).

Q:	How many votes do I have?

A:
On any matter which may properly come before the 2008 Annual Meeting, each stockholder entitled to vote thereon will have one (1) vote for each share of common stock owned of record by such stockholder as of the close of business on Monday, March 24, 2008.

Q:	How many shares of common stock may vote at the 2008 Annual Meeting?

A:
At the close of business on Monday, March 24, 2008, there were 1,985,176 outstanding shares of common stock. This means that there may be 1,985,176 votes on any matter presented at the 2008 Annual Meeting.

Q:	What vote is required to approve each of the Proposals?

A:
Proposal 1 – Election of Directors — With respect to the election of directors, the seven (7) nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented (in person or by proxy) at the 2008 Annual Meeting. Although directors are only elected by plurality vote, the presence (in person or by proxy) of stockholders representing an aggregate of at least a majority of the issued and outstanding shares of common stock is required to constitute a quorum for the election of directors.

Stockholders do not have cumulative voting rights with respect to the election of directors or any other matter, which means that stockholders will not be able to cast all of their votes for a single director nominee. The cumulative voting method would entitle a stockholder to multiply the number of shares owned of record by such stockholder by the number of director positions being voted upon and then cast a number of votes equal to such total for only one nominee. Instead, stockholders will only be able to cast one vote per share owned of record for each director nominee (up to seven nominees) at the 2008 Annual Meeting. Accordingly, a holder of 100 shares will only be able to cast 100 shares for each nominee (up to the number of directorships up for election) and will not instead be able to cast 700 shares for a single nominee (or distribute votes in any other manner).

Proposals 2 – Approval of the 2007 Non-Employee Directors’ Stock Option Plan -- Provided a quorum of at least a majority of the issued and outstanding stock is present (in person or by proxy), the affirmative vote of the holders of a majority of the shares of common stock represented at the 2008 Annual Meeting (whether in person or by proxy) and entitled to vote on the matter will result in the stockholders’ approval of the 2007 Non-Employee Directors’ Stock Option Plan.

Proposal 3 – Ratification of the Appointment of Eide Bailly LLP as the Company’s Independent Public Accountants -- Provided a quorum of at least a majority of the issued and outstanding stock is present (in person or by proxy), the affirmative vote of the holders of a majority of the shares of common stock represented at the 2008 Annual Meeting (whether in person or by proxy) and entitled to vote on the matter will result in the stockholders’ ratification of the appointment of Eide Bailly LLP as the Company’s independent public accountants for the 2008 fiscal year.

Q:	What constitutes a quorum?

A:
Transaction of business may occur at the 2008 Annual Meeting if a quorum is present. The presence in person or by proxy of shareholders holding at least a majority of the issued and outstanding shares of common stock is required to constitute a quorum. On Monday, March 24, 2008, the Company had 1,985,176 issued and outstanding shares of common stock and, therefore, the presence of 992,589 shares will constitute a quorum for the transaction of business on Proposals 1, 2, and 3. If you submit a proxy, vote in person at the meeting or otherwise abstain from voting, your shares will be counted in determining whether a quorum is present at the 2008 Annual Meeting.

Q:	What is the effect of broker non-votes and abstentions?

A:
Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters and only with stockholder direction on other matters. When the stock broker does not vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.”

Abstentions and broker non-votes will be counted for purposes of determining whether a sufficient number of the outstanding shares of common stock are represented to establish a quorum at the 2008 Annual Meeting. Under applicable law, abstentions and broker non-votes will have the same effect as a vote against any proposal other than the election of directors. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast in the election of directors.

Q:	How do I vote my shares?

A:
Shares of common stock can be voted only if the stockholder of record is present at the 2008 Annual Meeting, either in person or by proxy. Stockholders of record may vote using either of the following methods:

•
Proxy Card. The enclosed proxy card is a means by which a stockholder may authorize the voting of his, her, its or their shares of common stock at the 2008 Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the 2008 Annual Meeting in accordance with the stockholder’s directions. The Company urges you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company’s stock transfer agent, American Stock Transfer and Trust Company, in the enclosed envelope. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR the Board of Director’s nominees for directors, FOR the approval of the 2007 Non-Employee Directors’ Stock Option Plan, and FOR the ratification of the appointment of Eide Bailly LLP as the Company’s independent public accountants for the 2008 fiscal year.

•	In person at the 2008 Annual Meeting. All stockholders of record as of Monday, March 24, 2008 may vote in person at the 2008 Annual Meeting.

You are a “street name” holder rather than a “stockholder of record" if your shares are held in the name of a stock broker, bank, trust or other nominee as a custodian.

Q:	Can I change my vote after I have mailed in my proxy card?

A:	Proxies solicited by the Board of Directors may be revoked at any time prior to the 2008 Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

•	Voting in person at the 2008 Annual Meeting;
•	Returning a later-dated signed proxy card; or
•	Giving personal or written notice of the revocation to the Company's President and CEO, Carrie Majeski, at the commencement of the 2008 Annual Meeting.

If your shares are held in “street name” through a broker or other nominee, you will need to contact that  nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted or if I vote for too few or too many choices on the proxy card?

A:
If you do not mark any choices for the election of directors on the proxy card, then the proxies solicited by the Board of Directors will be voted FOR the nominees recommended for election by the Board of Directors. You may wish to vote for less than seven (7) director candidates. In such case, your shares will only be voted for the director candidate(s) you have selected. If you mark contradicting choices on the proxy card, such as both for and against a director candidate, your shares will not be voted with respect to the director candidate for which you marked contradicting choices.

If you do not mark a choice with respect to the approval of any proposal other than the election of directors, then the proxies solicited by the Board of Directors will be voted FOR the approval of such proposal. If you mark contradicting choices on your proxy card, such as a mark both for and against the approval of a proposal, then your shares will not be counted either for or against the proposal for which you have marked contradicting choices.

Q:	Who can attend the 2008 Annual Meeting?

A:	All stockholders of record as of the close of business on Monday, March 24, 2008 may attend the 2008 Annual Meeting.

Q:	What is the record date for the 2008 Annual Meeting?

A:	The Board of Directors has fixed Monday, March 24, 2008 as the record date.

Q:	Who will count the votes?

A:
All proxies submitted to the Company will be tabulated by our stock transfer agent, American Stock Transfer and Trust Company. All shares voted by stockholders of record present in person at the 2008 Annual Meeting will be tabulated by the Company’s controller, Amber Murra.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year's Annual Meeting?

A:
Seven directors will stand for election at the 2009 Annual Meeting of stockholders. Nominations for director are made by the Board of Directors. In addition, a stockholder may nominate a candidate for director by following the procedures explained below in this Proxy Statement under “BOARD OF DIRECTOR MEETINGS AND COMMITTEES - Selection of Director Nominees” and contained in Section 12 of Article II of the Company’s Bylaws, as may be amended from time to time. Section 12 of Article II of the Company’s Bylaws generally requires that written notice of a stockholder’s intent to nominate an individual for director must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. This means that nominations for directors for the 2009 Annual Meeting need to be submitted to the Company not later than February 23, 2009 but not before January 24, 2009.

Q:	What is a stockholder proposal?

A:
A stockholder proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the stockholders. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for stockholders to vote on the matter via the proxy card. The deadlines and procedures for submitting stockholder proposals for the 2009 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are stockholder proposals and director nominations due for the 2009 Annual Meeting?

A:
In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing to the Company by no later than November 28, 2008 (approximately 120 days prior to the one year anniversary of the mailing of this proxy statement). The Company suggests that proposals for the 2009 Annual Meeting of stockholders be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act of 1934.

Stockholders who intend to present a proposal at the 2009 Annual Meeting of stockholders without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than February 11, 2009 (approximately 45 days prior to the one year anniversary of the mailing of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a stockholder proposal intended to be submitted to the 2009 Annual Meeting of stockholders by February 11, 2009, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is currently composed of seven directors. Seven directors will be elected at the 2008 Annual Meeting to hold office until the 2009 Annual Meeting of stockholders or until the successor of each shall be elected and qualified in accordance with the Company’s Bylaws. All seven of the nominees named herein are presently serving as members of the Board of Directors. The Company has no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board of Directors.

The seven nominees receiving the highest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the seven nominees identified below.

Nominees for Election as Directors at the 2008 Annual Meeting

The Board of Directors has recommended the following persons as nominees for election as directors at the 2008 Annual Meeting:

Nominee Name	Age	Year First Became a Director
J. Ward McConnell, Jr.	76	1996
Marc H. McConnell	29	2001
Thomas E. Buffamante	55	2003
David R. Castle	58	2000
Fred W. Krahmer	37	2006
James Lynch	62	2006
Douglas McClellan	57	1987

Certain biographical information relating to each of the director nominees is set forth below:

J. WARD McCONNELL, JR., Executive Chairman of the Board, Director, Age 76.  Mr. McConnell has been a private investor for more than eight years. Mr. McConnell was a director from 1996 to 2001 and returned and has served since February 2002. Our Executive Vice Chairman and director, Marc H. McConnell, is the son of Mr. McConnell. Mr. McConnell has been the Executive Chairman of the Board of Directors since 2001 and currently resides in Fort Myers, Florida.

MARC H. McCONNELL, Executive Vice Chairman of the Board, Director, Age 29.  Mr. McConnell has served as President of Babcock Co., Inc., of Bath, New York since July 2001. He has also served as President of Bauer Corporation of Wooster, Ohio since 2004 and as a director of Mountain Aircraft Services of Kinston, North Carolina since 2003. He has served as a director of the American Ladder Institute since 2004 and was named president of the American Ladder Institute in 2006. Mr. McConnell was also named a director of the Farm Equipment Manufacturers Association in October 2007. Mr. McConnell was appointed to the Board of Directors in July 2001 and has served as Executive Vice Chairman of the Board of Directors since January of 2008. He is the son of our Executive Chairman and director, J. Ward McConnell, Jr., and currently resides in Greenville, North Carolina.

THOMAS E. BUFFAMANTE, Director, Age 55. Mr. Buffamante is a Certified Public Accountant and President of Buffamante Whipple Buttafaro, P.C., where he has been a director and shareholder of the firm since 1981. Mr. Buffamante has been a director since 2003 and currently resides in Great Valley, New York.

DAVID R. CASTLE, Director, Age 58. Mr. Castle is the retired Director of Operations Worldwide for Avery Weigh-Tronix. Mr. Castle serves as the Chairman of our Compensation and Stock Option Committee and Chairman of the Audit Committee. Mr. Castle has been a director since 2000 and currently resides in Ontario, Canada.

FRED W. KRAHMER, Director, Age 37. Mr. Krahmer has been a practicing attorney with Krahmer & Nielsen, PA since 1997, specializing in agricultural, real estate and estate planning law. He is also active in managing his family's farming operations based in Martin County, Minnesota. Mr. Krahmer is a director of Profinium Financial, a banking institution based in Southern, Minnesota. He is also a member of our Compensation and Stock Option Committee and Audit Committee. Mr. Krahmer has been a director since 2006 and currently resides in Fairmont, Minnesota.

JAMES LYNCH, Director, Age 62. Mr. Lynch served as the Chief Executive Officer and General Manager of Rydell Chevrolet from 1989 through 1998. He was named President of Rydell Enterprises in 1999 and became Secretary-Treasurer of Rydell Development in 2001. He is an owner of automobile dealerships in the midwest and west coast. Mr. Lynch has been a director since 2006 and currently resides in Chatsworth, California.

DOUGLAS McCLELLAN, Director, Age 57. Mr. McClellan currently serves as President of Filtration Unlimited of Akron, New York, where he has held various positions for over six years. He is a member of our Compensation and Stock Option Committee and Audit Committee. Mr. McClellan has been a director since 1987 and currently resides in Clarence, New York.

Required Vote and Board Recommendation

If a quorum is present, the affirmative vote of a plurality of the shares of common stock present at the 2008 Annual Meeting, represented in person or by proxy, and entitled to vote on the matter is required to elect a nominee to the position of director. The seven nominees receiving the greatest number of votes will be elected as directors.

THE BOARD HAS DETERMINED THAT EACH NOMINEE IS QUALIFIED TO SERVE AS A DIRECTOR AND RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

PROPOSAL 2

APPROVAL OF THE 2007 NON-EMPLOYEE
DIRECTORS’ STOCK OPTION PLAN

On January 25, 2007, the Board of Directors approved the 2007 Non-Employee Directors’ Stock Option Plan (the “Plan”). The purpose of the Plan is to enable the Company to provide to its non-employee directors certain incentives that are linked directly to increases in stockholder value in order to encourage directors to serve on our Board and to exert their best efforts on behalf of and in the best interests of the Company. The Board believes that a non-employee stock option plan, such as this Plan, is important to provide a mechanism to offer non-employee directors the ability to participate in the long-term growth of the Company and to motivate directors to act in the best interests of our stockholders. Following the Board’s approval of the Plan on January 25, 2007, a total of 7,000 non-qualified stock options were granted to our directors on April 26, 2007. Because none of our directors were employees of the Company, all seven of our directors were eligible to participate in the Plan. One of our directors, Marc H. McConnell, exercised a total of 1,000 of such stock options during the 2007 fiscal year.

The NASDAQ Marketplace Rules require an issuer to obtain stockholder approval of the establishment of a stock option plan pursuant to which stock may be acquired by directors. The Company inadvertently failed to obtain the requisite stockholder approval prior to establishing and issuing stock options pursuant to the Plan. Accordingly, the Board is currently seeking the stockholders’ ratification of the Plan to remedy its non-compliance with applicable NASDAQ rules. The Board does not believe that rescission of the Plan is practicable or appropriate under the circumstances, as stock options have already been issued and exercised under the Plan. Failure to obtain stockholder ratification of the Plan could jeopardize our listing on the NASDAQ Capital Market.

Summary of the Terms of the 2007 Non-Employee Directors’ Stock Option Plan

The principal provisions of the Plan are summarized below. This summary is not a complete description of all of the Plan’s provisions and is qualified in its entirety by reference to the Plan which is attached to this Proxy Statement as Appendix 1. Capitalized terms in this summary not defined in this Proxy Statement have the meanings set forth in the Plan.

Purpose. The purpose of the Plan is to enable the Company to provide incentives to our non-employee directors that are directly linked to increase in stockholder value in order to encourage such directors to serve on our Board and to put forth their best efforts on behalf of the Company while serving as director. Under the Plan, non-qualified stock options (“NQSOs”) may be granted to non-employee directors to purchase shares of the Company’s common stock at a price not less than fair market value at the date the NQSOs are granted.

Administration. The Plan is administered by the Board of Directors. The Board of Directors has the sole and absolute discretion to grant NQSOs under the Plan, to determine the number of shares subject to the NQSOs and to determine the price at which each share covered by a NQSO may be purchased under the Plan. No Board members will be liable for any action or determination made in good faith by the Board with respect to the Plan or the grant or exercise of a NQSO pursuant to the Plan. The Company maintains separate accounts for each non-employee director granted NQSOs under the Plan which are appropriately credited or debited whenever a NQSO is granted to or exercised by such non-employee director.

Eligibility. Non-employee directors are eligible to participate in the Plan. A non-employee director is an individual that is currently, or hereafter becomes, a member of the Board of Directors and is not an employee of the Company or of any subsidiary or affiliate of the Company on the date of the grant of the NQSO.

Grant of NQSOs. On the beginning date of each year of the Plan, which is marked by the date of such year’s annual stockholder meeting, each non-employee director is automatically granted NQSOs to purchase 1,000 shares of common stock. With respect to a non-employee director who first becomes a director after the beginning date of the year of the plan, NQSOs to purchase 1,000 shares are granted automatically on the next business day following his or her election. Additional NQSOs may be granted to any non-employee director by the Board of Directors in its sole discretion. A non-employee director participant will not acquire any rights as a stockholder in the Company by virtue of having been granted an NQSO under the plan, except with respect to such shares that have been issued to such participant under the Plan. NQSOs for the purchase of a total of 7,000 shares were granted during our 2007 fiscal year under the Plan, 1,000 of which have already been exercised. The maximum aggregate number of shares that may be issued under the plan is 100,000 shares, subject to adjustment for changes in the Company’s capital structure or similar events as described in the Plan.

Exercise and Exercise Price. Non-employee director participants must submit a written election to the Company in order to exercise a NQSO, at which time one hundred percent of the exercise price must be paid in full. The price at which a director may purchase a share upon exercise of an NQSO will be the fair market value of such share on the day on which the NQSO was granted. The fair market value for purposes of the Plan is the average of the high and low bid prices for the Company’s common stock on the date the NQSOs are granted or the next reporting date. The exercise price for the options outstanding under the Non-Employee Directors’ Stock Option Plan is $7.68.

Vesting of NQSOs. All NQSOs that are automatically granted at the beginning of each plan year immediately vest with the non-employee director participant and are exercisable at the time they are granted. Any NQSOs granted pursuant to the Board of Director’s discretion will vest as determined by the Board on the date of grant of such NQSOs.

Term of NQSOs and the Plan. The term of each NQSO is five years from the date of its grant, unless terminated earlier. The NQSOs cannot be granted under the Plan on or after January 25, 2017; provided, however, that NQSOs granted before January 25, 2017 may extend beyond this date.

Expiration of NQSOs. In the event that a non-employee director is removed from the Board of Directors for cause, all unexercised NQSOs will immediately expire. In the event that a non-employee director ceases to be a member of the Board for any other reason, or a non-employee director becomes an officer or employee of Art’s-Way or one of its subsidiaries, all NQSOs which have vested prior to such time will expire 12 months thereafter unless they would otherwise expire sooner by their terms.

Transfer and Assignment. NQSOs cannot be transferred, assigned, pledged or otherwise hypothecated by a non-employee director participant except upon his or her death, in which case any exercise of the NQSOs following the death of such non-employee director must occur before the earlier of (i) one year from the date of death or (ii) the expiration of the term of the NQSO.

Stock Option Agreements. All NQSOs granted pursuant to the Plan shall be evidenced by a stock option agreement approved by the Board of Directors, subject to the terms and conditions of the Plan and such other terms and conditions determined by the Board in its sole discretion which are not inconsistent with the terms of the Plan. Each stock option agreement will not be required to be identical for each NQSO or non-employee director participant.

 Amendment and Termination of Plan. With respect to any shares that are not at the time subject to NQSOs, the Board of Directors has the discretion to suspend or terminate the Plan and to revise or amend the Plan. However, unless provided otherwise by the Board of Directors, any amendment or revision to the Plan that would cause the Plan to fail to comply with Rule 16b-3 under the Securities and Exchange of 1934 or any other applicable law or regulation if such amendment or revision were not approved by the Company’s stockholders shall not be effective unless and until such approval is obtained from the stockholders.

Recapitalization. The existence of the Plan and the NQSOs granted thereunder will not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any recapitalization, reorganization or other change in the Company’s capital structure or its business. In the event of a change in capitalization affecting the Company’s common stock, and subject to any required action by the stockholders, the Board of Directors will make proportionate adjustments with respect to the number of Shares eligible for issuance under the Plan and subject to each grant under the Plan, the number and exercise price of Shares subject to outstanding NQSOs and other changes that are appropriate under the circumstances.

Option Grants & New Plan Benefits

It is not presently possible to determine the benefits or amounts to be received by or allocated to particular persons or groups pursuant to the Plan. All non-employee directors will annually automatically acquire 1,000 NQSOs. Each NQSO may be exercised to acquire one share of common stock. However, additional NQSOs may be granted to non-employee directors at the discretion of the Board of Directors. The market price of our common stock as of March 4, 2008 was $17.16 per share.

We will rely on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 with respect to the shares to be issued upon the exercise of the NQSOs, as the issuance of such shares will be a transaction by an issuer not involving a public offering.

The table below indicates the number and value of the NQSOs allocated to the following persons or groups of persons under the Plan as of the 2007 fiscal year end.

2007 Non-Employee Directors’ Stock Option Plan
Name and Position	Number of Options	Dollar Value
Carrie Majeski, President and CEO	n/a	n/a
E.W. Muelhausen, Former President and CEO	n/a	n/a
Executive Officers as a Group	n/a	n/a
Non-Executive Officer Directors as a Group	7,000	(1)
Non-Executive Officer Employees as a Group	n/a	n/a

(1)
The value of the options will depend upon the difference between the exercise price of such options and the market price of our common stock on the date of exercise of an option. The exercise price of the options granted to the non-employee directors, as identified above, is $7.68 per share. Accordingly, the value to the recipient is not determinable until the recipient’s options are exercised.

Tax Treatment of Non-Qualified Stock Options

No taxable income will be recognized by an option holder upon receipt of a NQSO, and the Company will not be entitled to a tax deduction for such grant. Upon the exercise of a NQSO, the option holder will include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the NQSO over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending on the option holder’s holding period for the shares (commencing upon the exercise of the option) and upon the subsequent appreciation or depreciation in the value of the shares. We may be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares (less the exercise price) in his income.

Required Vote and Board Recommendation

If a quorum is present, the affirmative vote of the stockholders holding a majority of the shares of common stock represented at the 2008 Annual Meeting, whether in person or by proxy, and entitled to vote on the matter is required to approve the Plan.

THE BOARD OF DIRECTORS HAS APPROVED THIE PLAN AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2007 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY LLP AS THE COMPANY’S
INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Company’s Audit Committee, has selected Eide Bailly LLP as the Company’s independent public accountants (independent auditors) for the fiscal year ending November 30, 2008 (the “2008 fiscal year”). Although stockholder ratification of the appointment of Eide Bailly LLP as the Company’s independent auditors is not required, our Board of Directors is submitting this proposal to the stockholders for ratification as a matter of good corporate practice. Eide Bailly LLP has been the Company’s independent auditor since July 2006. The firm has advised the Company that it has no relationship to the Company except that of independent public accountant.

A representative of Eide Bailly LLP is expected to be present at the 2008 Annual Meeting of stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the financial statements.

Audit Fees

The following table presents fees for professional services billed by Eide Bailly LLP, the Company’s independent auditors, to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and related services for the fiscal years ended November 30, 2007 and November 30, 2006.

Category	Fiscal Year	Fees
Audit Fees (1)	2007	$80,115
	2006	61,815

Audit-Related Fees	2007	$0
	2006	0

Tax Fees(2)	2007	$16,775
	2006	0

All Other Fees	2007	$0
	2006	0

(1)
Audit fees represent fees billed for each of the last two fiscal years for professional services provided for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports.

(2)	Tax fees represent fees billed for each of the least two fiscal years for tax compliance, tax advice and tax planning which included preparation of tax returns.

Audit Committee Pre-Approval Policies and Procedures

Prior to engagement of Eide Bailly LLP as the Company’s principal independent public accountant to perform audit services for the Company, the principal accountant was pre-approved by the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent auditors prior to engagement. One hundred percent (100%) of the audit services and tax-related services referenced above were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

If a quorum is present, the affirmative vote of the stockholders holding a majority of the shares of common stock represented at the 2008 Annual Meeting, whether in person or by proxy, and entitled to vote on the matter is required to ratify the selection of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTS.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

Our Board of Directors has seven members, who are Thomas E. Buffamante, David R. Castle, Fred W. Krahmer, James Lynch, Douglas McClellan, J. Ward McConnell, Jr. and Marc H. McConnell. All of our Directors are “independent” within the definition provided by NASDAQ Rule 4200, with the exception of J. Ward McConnell, Jr. and Marc H. McConnell. The Board has determined that J. Ward McConnell, Jr. is not independent due to his previous receipt of payments from the Company as compensation for the personal guarantees executed by Mr. McConnell in connection with the Company’s credit facilities with West Bank of West Des Moines, Iowa, and due to the nature of the business transactions entered into between Adamson Global, a business owned and operated by Mr. McConnell, and Art’s-Way Vessels, Inc., one of the Company’s wholly-owned subsidiaries. The Board further determined that Marc H. McConnell is not independent due to his familial relationship with J. Ward McConnell, Jr.

The Board of Directors held six meetings during the 2007 fiscal year, four of which were regular meetings and two of which were special meetings held via teleconference. Each director attended at least 75% of the total number of Board meetings held while the director served during the 2007 fiscal year. Each director also attended at least 75% of the total number of meetings held by all committees of the Board of Directors on which the director served, if any, during the 2007 fiscal year. The Board of Directors encourages all directors to attend the Company’s annual meetings, but does not have a formal attendance policy. The Company’s last annual meeting of the stockholders held on April 26, 2007 was attended by all of our directors.

The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors as a whole functions as the Company’s Nominating Committee.

Audit Committee

The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent auditors, recommends selection of the Company’s independent auditors to the Board of Directors, approves fees to be paid to independent auditors, and reviews the Company’s financial statements with management and the independent auditors. The Audit Committee has recommended to the Board of Directors the appointment of Eide Bailly LLP to serve as the Company’s independent auditors for the 2008 fiscal year.

The Audit Committee operates under a written charter approved and adopted by the Board of Directors, a copy of which is attached as Appendix 2 to this Proxy Statement. The charter was recently amended to require the Audit Committee to establish procedures for the receipt and treatment of complaints received by the Company regarding accounting, internal controls and auditing matters, and for the submission by employees of concerns regarding questionable accounting or auditing matters. Under the charter, the Audit Committee must be comprised of not less than three members of the Board of Directors and its composition must otherwise satisfy NASDAQ requirements applicable to audit committees. The Company’s Audit Committee is comprised of David R. Castle, Douglas McClellan and Fred W. Krahmer, all of whom have been determined by the Board of Directors to be independent under the definition of “independence” provided by NASDAQ Rules 4200 and 4350(d). The Board has determined that Mr. Castle is an “audit committee financial expert” as defined by applicable SEC regulations. The Audit Committee held six meetings during the 2007 fiscal year.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be filed with the Securities and Exchange Commission (“SEC”) or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and to express an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended November 30, 2007. The Audit Committee has discussed with Eide Bailly LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended, relating to communication with audit committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter to management from the independent accountant, Eide Bailly LLP, as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with such independent accountant the independent accountant’s independence. The Audit Committee has considered whether the provision of services by Eide Bailly not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Form 10-QSB are compatible with maintaining Eide Bailly LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above should be included in our Annual Report on Form 10-KSB accompanying this Proxy Statement and filed with the Securities and Exchange Commission for the fiscal year ended November 30, 2007.

Audit Committee

David R. Castle, Chairman
Fred W. Krahmer
Douglas McClellan

Change in Independent Public Accountant

On July 19, 2006, McGladrey & Pullen, LLP, the Company’s independent accountant previously engaged to audit the Company’s financial statements for the 2004 and 2005 fiscal years, informed the chairperson of the Company’s Audit Committee that it did not desire to be re-appointed as the Company’s independent accountant. McGladrey & Pullen, LLP’s report during those two past fiscal years did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with McGladrey & Pullen, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey & Pullen, LLP’s satisfaction, would have caused McGladrey & Pullen, LLP to make reference to the subject matter of the disagreement in connection with its report.

The Audit Committee recommended to the Board of Directors the appointment of Eide Bailly LLP to serve as the Company’s independent public accountant for the 2006 fiscal year. Prior to the engagement, the Company had not previously consulted with Eide Bailly LLP on any matters.

Compensation and Stock Option Committee

The members of the Compensation and Stock Option Committee are David R. Castle, Fred W. Krahmer and Douglas McClellan, all of whom are independent within the definition of “independence” provided by NASDAQ’s Corporate Governance Rule 4200. It does not operate under a charter. The Compensation and Stock Option Committee has the responsibility to review and advise management on a broad range of compensation policies, such as salary ranges and incentive programs, for executive officers. It is also responsible for recommending to the Board of Directors the base salaries, salary increases and other benefits for executive officers. Additionally, the Compensation and Stock Option Committee administers the Company’s 2007 Employee Stock Option Plan and grants stock options pursuant to such plan. Neither the Compensation and Stock Option Committee nor the Board of Directors engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors. Because the Compensation and Stock Option Committee and the Board are comprised entirely of non-employee directors, executive officers do not have any role in determining or recommending the amount or form of executive officer or director compensation. The Compensation and Stock Option Committee had two meetings during the 2007 fiscal year. The report of the Compensation and Stock Option Committee is contained below under “EXECUTIVE COMPENSATION.”

Nominating Committee

The Board of Directors as a whole performs the functions of a Nominating Committee. The Board of Directors, acting as the Company’s Nominating Committee, operates under a written charter approved and adopted by the Board of Directors, a copy of which was attached as Appendix 2 to the Company’s proxy statement for the 2007 Annual Meeting. Under the charter, the Board of Directors as a whole may act as the Nominating Committee in lieu of appointing a separate committee so long as it acts in compliance with applicable SEC and NASDAQ corporate governance rules. Each of our directors has been determined by the Board of Directors to be independent under the definition of “independence” provided by NASDAQ’s Corporate Governance Rules 4200, with the exception of J. Ward McConnell, Jr. and Marc H. McConnell for the reasons identified above. Because the Board of Directors is comprised solely of persons who are not employees or officers of the Company and a majority of our directors are independent, the Board does not deem it necessary to have a separate Nominating Committee. In accordance with NASDAQ requirements, all seven of the director nominees for the 2008 Annual Meeting were approved by a majority of the independent directors. The Board of Directors met once during the 2007 fiscal year for the purpose of evaluating candidates for director nominees.

The principal purpose of the Board of Directors, acting as the Nominating Committee, is to identify and evaluate qualified individuals for membership on the Board of Directors. The Board of Directors annually considers the size, composition and needs of the Board in evaluating director candidates and recommends director nominees for election at each annual meeting of stockholders.

Selection of Director Nominees

The Board of Directors will consider director candidates recommended by holders of the Company’s common stock in accordance with Article II, Section 12 of the Company’s Bylaws. Any candidate submitted by stockholders will be considered on the same basis as any other candidate submitted for consideration as a nominee. In order for a candidate to be considered for nomination by the Board of Directors, a stockholder must submit to the Secretary of the Company certain information on the proposed candidate not less than 60, nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For the 2009 Annual Meeting of stockholders, a nomination would need to be received not later than February 23, 2009, but not before January 24, 2009.

A nomination submitted by a stockholder to the Board of Directors must include the following information:

(1)	the full name and address of the stockholder submitting the recommendation;
(2)	the number of shares of common stock of the Company owned by the stockholder submitting the recommendation;
(3)	the full name and address of the director candidate;
(4)	the age of the director candidate;
(5)	a five-year business history of the director candidate;
(6)	the amount of common stock of the Company owned by the director candidate;
(7)	any family relationships between the director candidate and any executive officer or current director of the Company;
(8)	any business transactions between the director candidate or the candidate’s business and the Company; and
(9)	a written consent of the director candidate to be named in the Company’s proxy statement and to serve as a director if elected.

Additionally, any holder of common stock nominating a candidate is encouraged to set forth any other qualifications which he or she believes the candidate has to serve as director of the Company and the reasons why the holder believes the candidate should be elected to the Board of Directors of the Company. In the event a stockholder does not comply with the nomination process described above, and as more specifically described in the Company’s bylaws, the proposed nomination may be declared defective and disregarded.

In selecting nominees for directors, the Board of Directors, acting as the Company’s nominating committee, will consider all candidates submitted, including incumbent Board members, based upon the qualifications of the candidates, the business and financial experience of the candidates, the experience of the candidates serving on public company boards of directors, and other skills sets deemed appropriate by the Board of Directors to enact the mission and business purposes of the Company. Currently, the Company does not engage any third parties, for a fee or otherwise, to identify or evaluate potential nominees. No nominations for candidates were received from any holders of common stock for the 2008 Annual Meeting.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any holder of common stock wishing to communicate with the Board of Directors about any matter involving the business or operations of the Company should send the communication, in written form, to the CEO of the Company at the Company’s principal place of business at 5556 Highway 9, Armstrong, Iowa 50514. The CEO of the Company will promptly send the communication to each member of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the name and address of the persons known to the Company who beneficially own more than 5% of the issued and outstanding shares of common stock of the Company as of February 15, 2008.

Title of Class	Name of and Address of Beneficial Owner	Amount and Nature of Nature of Beneficial Ownership(1)	Percent of Class(2)
Common Stock	J. Ward McConnell, Jr. 4309 Mariner Way Town River Condo #108 Fort Myers, Florida 33919	767,500 shares(3)	38.66%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.
(2)	Based on 1,985,176 shares issued and outstanding.
(3)	Includes 1,000 shares which can be purchased within 60 days of February 15, 2008 pursuant to stock options granted and exercisable under the 2007 Non-Employee Directors’ Stock Option Plan.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows certain information with respect to the Company’s common stock beneficially owned by directors and executive officers of the Company as of February 15, 2008. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to outstanding stock options exercisable within 60 days of February 15, 2008.

Title of Class	Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Common Stock	Thomas E. Buffamante	Director	6,500 shares(3) (4)	*
Common Stock	David R. Castle	Director	3,000 shares(3)	*
Common Stock	Fred W. Krahmer	Director	1,793 shares(3)	*
Common Stock	James Lynch	Director	3,300 shares(3)	*
Common Stock	Douglas McClellan	Director	21,500 shares(3)	1.08%
Common Stock	J. Ward McConnell, Jr.	Executive Chairman of the Board and Director	767,500 shares(3)	38.66%
Common Stock	Marc H. McConnell	Executive Vice Chairman of the Board and Director	6,300 shares	*
Common Stock	Carrie Majeski	President and CEO	5,500 shares(5)	*
	Directors and Executive Officers as a Group		815,393 shares	41.07%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.
(2)	Based on 1,985,176 shares issued and outstanding.
(3)	Includes 1,000 shares which can be purchased within 60 days of February 15, 2008 pursuant to stock options granted and exercisable under the 2007 Non-Employee Directors’ Stock Option Plan.
(4)	Includes 5,000 shares which can be purchased within 60 days of February 15, 2008 pursuant to stock options granted and exercisable under the 2001 Directors’ Stock Option Plan.
(5)	Includes 5,500 shares which can be purchased within 60 days of February 15, 2008 pursuant to stock options granted and exercisable under the 2007 Employee Stock Option Plan.

EXECUTIVE OFFICERS

Carrie Majeski, age 32, is currently serving as our President and Chief Executive Officer (“CEO”). Ms. Majeski was appointed President and Chief Executive Officer of the Company on October 18, 2007 following the retirement of our former President and CEO, E.W. Muelhausen, who continues to serve the Company in an advisory capacity with respect to special projects. From July 2004 through October 18, 2007, Ms. Majeski served as our Chief Financial Officer. From 2001 to 2004, Ms. Majeski was responsible for all of the functions of a controller at Tyco Plastics of Fairmont, Minnesota.

We do not currently have a Chief Financial Officer (“CFO”) because Carrie Majeski, our previous CFO, was appointed President and CEO of the Company effective as of October 18, 2007. The duties of the CFO continue to be performed by our CEO, Carrie Majeski, and also our controller, Amber Murra.

EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Report on Executive Compensation

The compensation philosophy of the Company is to provide a compensation package to executive officers that will maximize long-term stockholder value. The components of executive officer compensation are base salary, incentive compensation and stock options. We do not currently have any employment agreements with our executive officers.

The Company’s policy is to pay base salaries that are at, or near, the average base salary for similar companies. Salary increases are considered annually and are based on the executive officer’s current salary and his or her individual performance during the past year. Our Compensation and Stock Option Committee recommends to the Board of Directors salary increases for the Company’s President and CEO. Executive compensation is generally reviewed annually; however, no adjustments to the current executive compensation package, including base salary, have been made for the 2008 fiscal year at this time.

The incentive compensation plan for executive officers is a performance driven bonus plan to promote the objectives of the Company. Company profitability is the underlying factor in the determination of the annual bonus plan. Each year the Compensation and Stock Option Committee recommends to the Board of Directors the specific bonus plan for executive officers.

Stock options have historically been the third component of the Company’s compensation package for executive officers. Stock options are awarded to provide long-term incentives to align the objectives of executive officers with the interests of stockholders in maximizing long-term growth. We have established separate stock option plans applicable to our executive officers and our non-employee directors. The Board of Directors approved, and the stockholders previously adopted, the 2007 Employee Stock Option Plan at the 2007 Annual Meeting held on April 26, 2007. Pursuant to the 2007 Employee Stock Option Plan, in October 2007, our President and CEO, Carrie Majeski, was granted options to acquire 8,000 shares of common stock that will vest over a two-year period. Additionally, in February 2008 Ms. Majeski was awarded additional stock options to purchase 6,000 shares of common stock that will vest over a two-year period. The Board of Directors previously approved, and is currently recommending to stockholders the approval of, the 2007 Non-Employee Directors’ Stock Option Plan. Pursuant to the 2007 Non-Employee Directors’ Stock Option Plan, on April 26, 2007 each director was granted non-qualified stock options to purchase 1,000 shares of common stock. All such options vested immediately upon their grant. Each director will continue to be automatically granted non-qualified stock options to purchase 1,000 shares of common stock each year on the date of each Annual Meeting of stockholders.

The Company also has a 401(k) Savings Plan which covers substantially all full-time employees, including executive officers. Participating employees contribute to the 401(k) Savings Plan through salary reductions. The Company contributes a discretionary percentage of the 401(k) Savings Plan participants’ salary deferrals. Management of the 401(k) Savings Plan assets is currently vested with American United Life of Indianapolis, Indiana. Vesting of participants is 20% per year of employment until 100% vested after six years. The Company matches 25% for every 1% that an employee contributes up to 1%.

Compensation and Stock Option Committee

David R. Castle, Chairman
Fred W. Krahmer
Douglas McClellan

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last two fiscal years to Carrie Majeski, who has served as our President and Chief Executive Officer (“CEO”) since October 18, 2007 and previously served as our Chief Financial Officer (“CFO”) from July of 2004 until her appointment as President and CEO. The following table also sets forth all compensation paid or payable by the Company during the last two fiscal years to E.W. Muelhausen, who served as our President and CEO from October 30, 2006 until his retirement on October 18, 2007. No other executive officer earned over $100,000 during the 2006 or 2007 fiscal year.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Option Awards ($)		All Other Compensation ($)	Total Compensation ($)
Carrie Majeski,	2007	80,008	6,000	51,920	(1)	0	137,928
President and CEO	2006	60,000	8,000	0		0	68,000

E.W. Muelhausen,	2007	120,016	0	0		0	120,016
Former President and CEO	2006	10,000	0	0		0	10,000

(1) Includes 8,000 options granted pursuant to the Company’s 2007 Employee Stock Option Plan. Please refer to Note 10 of the financial statements included in our 2007 Annual Report on Form 10K-SB for a discussion of the assumptions made in the valuation of these stock options.

Outstanding Equity Awards at 2007 Fiscal Year-End

As of the fiscal year ended November 30, 2007, our President and CEO, Carrie Majeski, held outstanding stock options to purchase a total of 8,000 shares of common stock of the Company. Such options will vest over a two-year period from the date of grant. These options were granted on October 1, 2007 pursuant to the 2007 Employee Stock Option Plan. The following table sets forth the number of shares underlying these outstanding stock options and the exercise price and expiration date of such options:

	OPTION AWARDS
Name and Position	Number of Securities Underlying Unexercised Options, Number Exercisable (#)		Number Of Securities Underlying Unexercised Options, Number Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Carrie Majeski, President & CEO	2,000	(1)	6,000	(2)	21.14	October 1, 2017

(1) These exercisable options vested immediately upon their grant on October 1, 2007.

(2) These unexercisable options have vested, or will vest, as follows: 2,000 options vested and became exercisable on April 1, 2008; 2,000 options will vest and become exercisable October 1, 2008; and the remaining 2,000 options will vest and become exercisable on April 1, 2009.

DIRECTOR COMPENSATION

Our directors are compensated pursuant to a compensation policy adopted by the Board of Directors on April 26, 2006. Each director receives annual compensation for his service as a director, with no committee or attendance fees. This compensation is paid quarterly, except with respect to our Executive Chairman and Executive Vice Chairman, who are paid monthly. In addition, each director is reimbursed for out-of-pocket expenses to attend all Board meetings. Our Executive Chairman of the Board is also eligible for a discretionary bonus in an amount determined by the Board of Directors. Director compensation is generally reviewed annually and adjustments may be adopted by the Board of Directors.

For fiscal year 2007, each director, other than the Executive Chairman of the Board, received annual compensation totaling $20,000. Our Executive Chairman of the Board, J. Ward McConnell, Jr., received annual compensation totaling $84,000 for fiscal year 2007. Additionally, the Board of Directors reviewed Mr. McConnell’s efforts and contributions for fiscal year 2007 and awarded him a discretionary bonus of $140,000.

Effective as of February 1, 2008, the Board of Directors determined that our Executive Chairman of the Board, J. Ward McConnell, Jr., will receive $150,000 for fiscal year 2008 and will continue to be eligible to receive a discretionary bonus. Additionally, Marc H. McConnell, who was named Executive Vice Chairman in January 2008, will receive $48,000 for fiscal year 2008. No other adjustments to the current director compensation policy have been made for fiscal year 2008 at this time.

Director Compensation Table for Fiscal Year 2007

Our directors received the following compensation during the 2007 fiscal year:

Director Name	Fees Earned or Paid in Cash ($)	Stock Option Awards(1) ($)	Additional Compensation ($)		Total Compensation ($)
Thomas E. Buffamante	20,000	1,650	0		21,650
David R. Castle	20,000	1,650	0		21,650
Fred W. Krahmer	20,000	1,650	0		21,650
James Lynch	20,000	1,650	0		21,650
Douglas McClellan	20,000	1,650	0		21,650
J. Ward McConnell, Jr.	84,000	1,650	140,000	(2)	225,650
Marc H. McConnell	20,000	1,650	0		21,650

(1) Includes 1,000 stock options granted to each director pursuant to the 2007 Non-Employee Directors’ Stock Option Plan. Please refer to Note 10 of the financial statements included in our 2007 Annual Report on Form 10K-SB for a discussion of the assumptions made in the valuation of the stock options.

(2) Includes a $140,000 discretionary bonus awarded by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2003, J. Ward McConnell, Jr. was required to personally guarantee each of the Company’s four credit facilities with West Bank of West Des Moines, Iowa. The guarantees were reduced after the first three years to a percentage representing his ownership interest in the Company. His guarantees would have been removed from the credit facilities in the event that his ownership interest in the Company was reduced to a level less than 20% after the first three years of the loans. The Company compensated Mr. McConnell for his personal guarantees at an annual percentage rate of 2% of the outstanding balance borrowed under the credit facilities, paid monthly. The Company paid Mr. McConnell approximately $30,000, $60,000 and $56,000 for fiscal years 2007, 2006 and 2005, respectively.

PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph compares the cumulative 5-year total return attained by stockholders on Arts-Way Manufacturing Co., Inc.'s common stock relative to the cumulative total returns of the NASDAQ Composite Index and the S&P Construction & Farm Machinery & Heavy Trucks Index. The graph tracks the performance of a $100 investment in our common stock and in each of the indexes (with the reinvestment of all dividends) from 10/31/2002 to 10/31/2007.

	11/02	11/03	11/04	11/05	11/06	11/07

Art's-Way Manufacturing Co., Inc.	100.00	130.67	162.67	130.68	172.87	643.59
NASDAQ Composite	100.00	131.29	143.07	152.68	169.28	185.62
S&P Construction & Farm Machinery & Heavy Trucks	100.00	146.21	184.99	205.68	253.62	349.59

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended November 30, 2007.

OTHER INFORMATION

Management knows of no other matters which may be brought before the 2008 Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's 2007 Annual Report to security holders on Form 10-KSB, including the Company’s financial statements and the notes thereto for the fiscal year ended November 30, 2007, accompanies the delivery of this Proxy Statement. The 2007 Annual Report is not part of the soliciting material.

We will provide a copy of Exhibits to the 10-KSB upon written request and payment of specified fees. The written request for such Form 10-KSB and/or Exhibits should be directed to Carrie Majeski, President of Art’s-Way Manufacturing Co., Inc. at 5556 Highway 9, Armstrong, Iowa 50514. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of common stock in the Company on March 24, 2008. The 2007 Annual Report on Form 10-KSB complete with exhibits and the Proxy Statement are also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

APPENDIX 1

ART’S WAY MANUFACTURING CO., INC.
2007 NON-EMPLOYEE DIRECTORS’
STOCK OPTION PLAN

1.	NAME.

The name of this Plan is the Art’s Way Manufacturing Co., Inc., 2007 Non-Employee Directors’ Stock Option Plan.

2.	DEFINITIONS.

For the purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any partnership, corporation, firm, joint venture, association, trust, limited liability company, unincorporated organization, or other entity (other than a Subsidiary) that, directly or indirectly through one or more intermediaries, is controlled by the Company, where the term “controlled by” means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interests or voting securities, as the case may be, by contract or otherwise.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder.

(d) “Common Stock” means the common stock, $.01 par value per share, of the Company or any security of the Company identified by the Board as having been issued in substitution or exchange therefor or in lieu thereof.

(e) “Company” means Art’s Way Manufacturing Co., Inc., a Delaware corporation.

(f) “Effective Date” means January 25, 2007.

(g) “Employee” means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(i) (i) “Fair Market Value” of a Share as of a specified date means the average of the highest and lowest market prices of a Share as quoted on the OTC Bulletin Board on such date, or, if no trading of Common Stock is reported for that day, the next preceding day on which trading was reported. In the event the Common Stock is not then quoted on the OTC Bulletin Board, the Fair Market Value of a Share shall be determined by reference to the principal market or exchange on which the Shares are then traded.

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(j) “Non-Employee Director” means an individual who (i) is now or hereafter becomes a member of the Board, and (ii) is not an Employee of the Company or of any Subsidiary or Affiliate on the date of the grant of the NQSO.

(k) “NQSO” means a stock option that is not qualified under Section 422 of the Code.

(l) “Officer” means an individual elected or appointed by the Board or by the board of directors of a Subsidiary, or chosen in such other manner as may be prescribed by the bylaws of the Company or a Subsidiary, as the case may be, to serve as such.

(m) “Participant” means a Non-Employee Director who is granted an NQSO under the Plan.

(n) “Plan” means this 2007 Non-Employee Directors’ Stock Option Plan.

(o) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule adopted by the Securities and Exchange Commission.

(p) “Share” means one share of Common Stock, adjusted in accordance with Section 9(b), if applicable.

(q) “Stock Option Agreement” means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to the NQSO.

(r) “Subsidiary” means any corporation or entity of which the Company, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, unless the Board shall determine that any such corporation or entity shall be excluded hereunder from the definition of the term Subsidiary.

3.	PURPOSE.

The purpose of the Plan is to enable the Company to provide incentives, which are linked directly to increases in stockholder value, to Non-Employee Directors so that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company.

4.	ADMINISTRATION.

(a)	Board of Directors.

The Plan shall be administered by the Board of Directors, which shall have the authority to administer the Plan in its sole and absolute discretion to grant NQSOs, and to determine the number of Shares subject to NQSOs and the price at which each Share covered by an NQSO may be purchased pursuant to the Plan, all as set forth in Section 8. To this end, the Board of Directors is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the foregoing, any determination, decision or action of the Board of Directors in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person validly claiming under or through a Participant.

(b)	Liability of Board Members.

No member of the Board will be liable for any action or determination made in good faith by the Board with respect to the Plan or any grant or exercise of an NQSO thereunder.

(c)	NQSO Accounts.

The Company shall maintain a journal in which a separate account for each Participant shall be established. Whenever NQSOs are granted to or exercised by a Participant, the Participant’s account shall be appropriately credited or debited. Appropriate adjustment shall also be made in the journal with respect to each account in the event of an adjustment pursuant to Section 9(b).

5.	EFFECTIVE DATE OF THE PLAN; TERM; PLAN YEAR.

(a)	Effective Date of the Plan.

The Plan was adopted by the Board and became effective on January 25, 2007.

(b)	Term of the Plan.

No NQSO shall be granted pursuant to the Plan on or after January 25, 2017, but NQSOs theretofore granted may extend beyond that date.

(c)	Plan Year.

The initial Plan Year begins on the date of the 2007 annual meeting of stockholders and ends on the day prior to the 2008 annual meeting of the stockholders. Subsequent Plan Years begin on the date of the annual meeting of stockholders of each year and end on the day prior to the meeting of the following year.

6.	SHARES SUBJECT TO THE PLAN.

The maximum aggregate number of Shares which may be subject to NQSOs granted to Non-Employee Directors under the Plan shall be One Hundred Thousand (100,000). The limitation on the number of Shares which may be subject to NQSOs under the Plan shall be subject to adjustment as provided in Section 9(b).

If any NQSO granted under the Plan expires, or is terminated for any reason without having been exercised in full, the Shares allocable to the unexercised portion of such NQSO shall again become available for grant pursuant to the Plan. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of shares as the Company is obligated to issue upon the exercise of all then outstanding NQSOs.

7.	SOURCE OF SHARES ISSUED UNDER THE PLAN.

Common Stock issued under the Plan shall be authorized and unissued Shares. No fractional Shares shall be issued under the Plan.

8.	NON-QUALIFIED STOCK OPTIONS.

(a)	Grant of NQSOs.

On the beginning date of each Plan Year, NQSOs to purchase One Thousand (1,000) Shares shall be granted automatically to each Non-Employee Director. With respect to any Non-Employee Director who first becomes a member of the Board after the beginning date of a Plan Year, NQSOs to purchase One Thousand (1,000) Shares shall be granted automatically on the next succeeding business day following his or her election to the Board. Additional NQSOs may be granted to any Non-Employee Director by the Board in its sole and absolute discretion.

(b)	The Exercise Price.

The exercise price of a Share shall be the Fair Market Value of such Share on the first day of the Plan Year for which the options are granted (or the next business day if such date falls on a weekend or holiday), or if granted on another day then the date of such grant.

(c)	Terms and Conditions.

All NQSOs granted pursuant to the Plan shall be evidenced by a Stock Option Agreement (which need not be the same for each Participant or NQSO), approved by the Board, which shall be subject to the following express terms and conditions and to the other terms and conditions specified in this Section 8, and to such other terms and conditions as shall be determined by the Board in its sole and absolute discretion which are not inconsistent with the terms of the Plan:

(i) all NQSOs automatically granted to a Participant shall vest and become first exercisable immediately upon grant; those NQSO’s granted pursuant to the Board’s discretion shall vest as provided by the Board on the date of such grant;

(ii) the failure of an NQSO to vest for any reason whatsoever shall cause the NQSO to expire and be of no further force or effect;

(iii) unless terminated earlier pursuant to this Plan, the term of each NQSO shall be five (5) years from the date of grant;

(iv) NQSOs shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by him or her, or by his or her guardian or legal representative, and after death of the Participant pursuant to will or applicable law provided, however, that any exercise after death of the Participant shall occur within one (1) year of the date of death or prior to the expiration of the term of the NQSO, whichever is sooner;

(v) no NQSO or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime whether by operation of law or otherwise, or be made subject to execution, attachment or similar process; and

(vi) payment for the Shares to be received upon exercise of an NQSO may be made in cash, in Shares (determined with reference to their Fair Market Value on the date of exercise) or any combination thereof.

(d)	Additional Means of Payment.

Any Stock Option Agreement may, in the sole and absolute discretion of the Board, permit payment by any other form of legal consideration consistent with applicable law and any rules and regulations relating thereto.

(e)	Exercise.

The holder of an NQSO may exercise the same by filing with the Corporate Secretary of the Company a written election, in such form as the Board may determine, specifying the number of Shares with respect to which such NQSO is being exercised. Such notice shall be accompanied by payment in full of the exercise price for such Shares. Notwithstanding the foregoing, the Board may specify a reasonable minimum number of Shares that may be purchased on any exercise of an option, provided that such minimum number will not prevent the holder from exercising the option with respect to the full number of Shares as to which the option is then exercisable.

(f)	Termination of NQSOs.

NQSOs granted under the Plan shall be subject to the following events of termination:

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(i) in the event a Participant is removed from the Board for cause (as contemplated by the Company’s bylaws), all unexercised NQSOs held by such Participant on the date of such removal (whether or not vested) will expire immediately;

(ii) in the event a Participant is no longer a member of the Board, other than by reason of removal for cause, all NQSOs which have vested prior to such time shall expire twelve (12) months thereafter unless by their terms they expire sooner; and

(iii) in the event a Participant becomes an Officer or Employee of the Company or a Subsidiary (whether or not such Participant remains a member of the Board) all NQSOs which have vested prior to such time shall expire twelve (12) months thereafter unless by their terms they expire sooner.

9.	RECAPITALIZATION.

(a)	Corporate Flexibility.

The existence of the Plan and the NQSOs granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company, in their sole and absolute discretion, to make, authorize or consummate any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, common stock, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other grant of rights, issuance of securities, transaction, corporate act or proceeding, notwithstanding the fact that any such activity, proceedings, action, transaction or other event may have, or be expected to have, an impact (whether positive or negative) on the value of any NQSO.

(b)	Adjustments Upon Changes in Capitalization.

Except as otherwise provided in Section 10 below and subject to any required action by the stockholders of the Company, in the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split or recapitalization, the Board shall make proportionate adjustments with respect to:

(i) the aggregate number of Shares available for issuance under the Plan;

(ii) the number of Shares subject to each grant under the Plan;

(iii) the number and exercise price of Shares subject to outstanding NQSOs; and

(iv) such other matters as shall be appropriate in light of the circumstances; provided, however, that the number of Shares subject to any NQSO shall always be a whole number and that no such adjustment shall be made if the adjustment would cause the Plan to fail to comply with the “formula award” exception, as set forth in Rule 1 6b-3(c)(2)(ii) of the Exchange Act, for grants of NQSOs to Non-Employee Directors.

10.	CHANGE OF CONTROL.

In the event of a Change of Control (as defined below), all options not vested on or prior to the effective time of any such Change of Control shall immediately vest as of such effective time. The Board in its discretion may make provisions for the assumption of outstanding options, or the substitution for outstanding options of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights; provided, however, that no such adjustment shall be made if the adjustment would cause the Plan to fail to comply with the “formula award” exception, as set forth in Rule 16b-3(c)(2)(ii) of the Exchange Act, for grants of NQSOs to Non-Employee Directors.

A “Change of Control” will be deemed to occur on the date any of the following events occur:

(a) any person or persons acting together which would constitute a “group” for the purpose of Section 13(d) of the Exchange Act (other than the Company, any Subsidiary and any entity beneficiary owned by any of the foregoing), beneficially owns (as defined in Rule 1 3d-3 under the Exchange Act) without Board approval, directly or indirectly, at least 30% of the total voting power of the Company entitled to vote generally in the election of the Board;

(b) either (i) the Current Directors (as herein defined) cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a Current Director means any member of the Board as of January 25, 2007, and any successor of a Current Director, and any additional director filling a vacancy created by an expansion of the size of the Board, whose election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the Current Directors then on the Board), or (ii) at any meeting of the stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected;

(c) the stockholders of the Company approve (i) a plan of complete liquidation of the Company, or (ii) an agreement providing for the merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than consolidation or merger with a wholly-owned subsidiary of the Company in which all Shares outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration), or (B) pursuant to which the Shares are converted into cash, securities or other property, except a consolidation or merger of the Company in which the holders of the Shares immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger, or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

(d) the stockholders of the Company approve an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

11.	SECURITIES LAW REQUIREMENTS.

No Shares shall be issued under the Plan unless and until: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable requirement of Nasdaq or any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provisions of state or federal law have been satisfied. The Company shall be under no obligation to register the Shares under the Securities Act of 1933, as amended, or to effect compliance with the registration or qualification requirements of any state securities laws.

12.	AMENDMENT AND TERMINATION.

(a)	Modifications to the Plan.

The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to NQSOs, suspend or terminate the Plan or, subject to Sections 8(a) through 8(c), revise or amend the Plan in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Rule l6b-3 or any other requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Company, shall not be effective unless and until such approval is obtained.

(b)	Rights of Participant.

No amendment, suspension or termination of the Plan that would adversely affect the right of any Participant with respect to an NQSO previously granted under the Plan will be effective without the written consent of the affected Participant.

13.	MISCELLANEOUS.

(a)	Stockholders’ Rights.

Neither a Participant, nor a beneficiary, nor other person claiming under or through such Participant shall acquire any rights as a stockholder of the Company by virtue of such Participant having been granted an NQSO under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any NQSO except as to Shares, if any, that have been issued or transferred to such Participant. No adjustment shall be made for cash dividends for which the record date is prior to the date of exercise.

(b)	Other Compensation Arrangements.

Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

(c)	Treatment of Proceeds.

Proceeds realized from the exercise of NQSOs under the Plan shall constitute general funds of the Company.

(d)	Costs of the Plan.

The costs and expenses of administering the Plan shall be borne by the Company.

(e)	No Right to Continue as Director.

Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a member of the Board or affect the right of the Company, the Board or the stockholders of the Company to terminate the directorship of any Participant at any time with or without cause.

(f)	Severability.

The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(g)	Binding Effect of Plan.

The Plan shall inure to the benefit of the Company, its successors and assigns.

(h)	No Waiver of Breach.

No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of the same, any similar or any dissimilar provisions of conditions at the same or at any prior or subsequent time.

(i)	Governing Law.

The Plan and all actions taken thereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

(j)	Headings.

The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

14.	EXECUTION.

To record the adoption of the Plan to read as set forth herein, the Company has caused the Plan to be signed by its Chief financial Officer and Secretary as of January 25, 2007.

ART’S WAY MANUFACTURING CO., INC., a Delaware corporation

By:	/s/ Carrie Majeski

Carrie L. Majeski Chief Financial Officer and Secretary

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APPENDIX 2

CHARTER
of the
AUDIT COMMITTEE
Of
ART’S-WAY MANUFACTURING CO., INC.

Last Updated March 4, 2008

The Board of Directors of Art’s-Way Manufacturing Co., Inc. (the “Company”) has adopted and approved this Charter, setting forth the purpose, responsibilities, activities and membership requirements of its Audit Committee.

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors, (the “Board”) in fulfilling its responsibility to oversee management’s maintenance of the Company’s accounting policies and financial reporting practices. This oversight shall include management’s preparation of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s stockholders. Accordingly, the outside auditors are ultimately accountable to the Board and Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s financial management, as well as the Company’s outside auditors, have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given circumstances.

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1.
The Committee will review management’s plans for engaging the independent auditor to perform all audit and non-audit services during the year. The engagement of the independent auditor to perform any audit or non-audit services will be subject to prior approval of the Committee. The Committee will take appropriate actions to ensure that the independent auditor has not been engaged to perform any non-audit services that are prohibited under applicable statutes, rules and regulations. The Committee shall have the power to terminate the independent accountant.

2.
The Committee shall review annually the scope and general extent of the independent auditors’ engagement with management prior to the commencement of the annual audit. This process shall also include a recommendation to the Board of the independent audit firm to be engaged.

3.
The Committee shall review with the management and the outside auditors the audited financial statements to be included in the Company’s Annual Report to Stockholders and Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61.

4.	The Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

5.
As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the Company’s filing of each Quarterly Report on Form 10-Q.

6.	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

7.	The Committee shall:

a.	request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;
b.	discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors’ objectivity and independence; and
c.	recommend that the Board take appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

8.	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

9.	The Committee shall review and approve any reports of the Committee to be included in any public filings, including the Company’s proxy statement.

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10.
The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11.	The Committee shall maintain minutes of Committee meetings and periodically report to the Board on significant results of Committee activities.

12.	The Committee shall periodically perform self-assessment of Committee performance.

Membership

The Committee shall be comprised of not less than three members of the Board. The Committee’s composition will meet the requirements of the Audit Committee Policy of NASDAQ, as may be amended from time to time, including standards of independence, financial literacy and, in the case of at least one member of the Committee, accounting or related financial management expertise.

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